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                                                                   EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT

This Agreement is made as of the 2nd day of July, 1999, between Net2Phone, Inc., a Delaware corporation (the "Company"), and Jonathan Fram, an individual residing at 20 West 10th Street, New York, NY 10011 (the "Executive").

RECITALS:

WHEREAS, the Company desires to employ the Executive as the President of the Company, and the Executive desires to serve as the President of the Company, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.  EMPLOYMENT.

    The Company hereby employs the Executive as an employee of the Company as of July 20, 1999 (or such other date as the parties may agree, the "Effective Date"), and the Executive accepts such employment for the term of employment specified in Section 3 below (the "Employment Term"). Upon the Effective Date, the Executive shall become President of the Company. During the Employment Term, as the President of the Company, the Executive shall, subject to the direction of the Chief Executive Officer of the Company, perform such duties consistent with those duties ordinarily and customarily performed by a person holding such position in similar organizations, as may from time to time be reasonably assigned to him by the Chief Executive Officer or the Board of Directors of the Company. During the Employment Term, the Executive will supervise the Chief Operating Officer of the Company and the Chief Operating Officer will report to the Executive.

2.  PERFORMANCE; LOCATION OF EMPLOYMENT; OTHER ACTIVITIES.

(a) The Executive agrees to devote his reasonable best efforts and substantially all of his business time to the performance of his duties
     hereunder during the Employment Term.   During the Employment Term, the
     Executive will perform his duties hereunder at the Company's executive offices located in Hackensack, New Jersey or other such corporate headquarters in the event that the company relocates to a different corporate headquarters.

(b) During the Employment Term, the Executive agrees that, unless he has the express prior written approval of the Chief Executive Officer of the Company, he shall not accept a membership on a Board of Directors of, or act as an officer, employee or consultant to, any entity which is in a similar or competing business of the Company that would in any way conflict with the business of the Company or the time needed by the Executive to perform his duties hereunder.

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3.  EMPLOYMENT TERM.

     The term of employment under this Agreement shall begin on the date of this Agreement and continue until June 30, 2002 (the "Initial Employment Term"). The Employment Term shall thereafter continue on the basis hereby established for successive one year terms unless, more than ninety days prior to the expiration of the Initial Employment Term or any successive one year term, either the Executive or the Company provides the other with written notice that this Agreement will not be renewed (the "Subsequent Employment Term" and with the Initial Employment Term, the "Employment Term"). Employment during the Employment Term shall be subject to earlier termination in accordance with the terms of this Agreement.

4.  COMPENSATION.

(a) SALARY. During the Employment Term, the Company shall pay the Executive a base salary, payable in equal installments in accordance with the Company's then current compensation practices for all of its executives (but in no case longer than monthly installments), subject to withholding and other applicable taxes, at an annual rate of Three Hundred Fifty Thousand Dollars ($350,000.00). The base salary may be reviewed annually by the Board of Directors or the Compensation Committee elected thereby, provided that the base salary shall not be decreased during the Employment Term.

(b) BONUS. The Executive shall be entitled to receive an annual bonus computed as follows:

     A maximum bonus of $100,000 shall be paid to the Executive if the Company's actual gross revenue for the year ending July 31, 2000 is at least 50% more than the $84.3 million projected gross revenue for that year (the "Target"). No bonus will be paid if the actual gross revenue for the year ending July 31, 2000 is less than 11% more than the Target. If actual gross revenue is at least 11% more than the Target but less than 50% more than the Target, the potential bonus shall be paid pro rata.

     Any Bonus due hereunder will be paid to the Executive as soon as practicable after the end of the year ending July 31, 2000. For the remainder of the Employment Term, the Employee and the Company shall mutually agree to similarly constructed bonus plans whose performance objectives will be set forth prior to the start of subsequent fiscal years covered by this Agreement.

(c) STOCK OPTIONS. Upon the execution and delivery of this Agreement, the Executive shall be granted stock options (the "Options"), to purchase 920,000 shares of Common Stock of the Company (the "Common Stock") pursuant to the Company's 1999 Stock Option and Incentive Plan. Of the Options, (i) 460,000 of the Options will be granted at an exercise price equal to $3.33 per share, 153,333 of which shall be immediately vested and exercisable on the Effective Date, (ii) Options to purchase the remaining 460,000 shares of Common Stock will be granted at an exercise price equal to a the lower of (x) the Company's initial public offering price or (y) the $11 price per share indicated as the mid-point of the filing

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     range specified in the Company's amended S-1, filed with the Securities and
     Exchange Commission on June 28, 1999. The 766,667 remaining Options shall vest in three (3) annual installments of 255,555 Options, 255,555 Options, and 255,556 Options, respectively, commencing on the first anniversary of the Effective Date. In the event the Executive's employment is terminated by the Company without Cause (as defined herein) or by the Executive for Good Reason (as defined herein), all Options shall immediately become vested and exercisable. In the event that the Company accelerates the vesting of any options held by any other employee of the Company in connection with a change of control of the Company, then all Options held by the Executive shall be accelerated and become vested and exercisable in the same manner as such other options are accelerated.

(d)  LOAN TO PURCHASE STOCK

     In the event that the company successfully completes an initial public offering (an "IPO") during the term of the Executive's employment, the Company agrees to extend to the Executive a loan (the "Loan") upon consummation of the IPO in an amount of up to $1,000,000 for the purchase of common shares to be issued by the Company at a price not to exceed the IPO price (the "Effective Price") of common shares. The Loan, once drawn by the Executive for the purchase of stock, shall be for a term of three (3) years and shall bear interest at the rate of 7% compounded annually. Interest on the Loan shall accrue until such time as the Executive effects a sale of Company stock purchased in connection with the Loan, at which time the Executive shall pay the Company all accrued interest on the Loan up to such date of sale, and after which time he shall pay interest on the Loan currently through the term of the Loan. The Executive hereby agrees to use the Loan only to purchase common stock of the Company. This Loan will be secured solely by the common stock of the company purchased by the Executive with the proceeds of the Loan.

(e) LOCK UP. The Executive hereby further agrees not to, directly or indirectly, sell, offer, contract to sell, transfer the economic risk of ownership in, make any short sale, pledge or otherwise dispose of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire capital stock of the Company for a period of 180 days from the effective date of the Registration Statement related to the IPO. The Executive further agrees to enter into a "lock up" agreement with the underwriters of the IPO in form and substance acceptable to such underwriters.

(f) INSURANCE; OTHER BENEFITS. The Executive and his dependants shall be entitled to receive those benefits available to other Company employees at the Company's expense. The Executive shall also be entitled to participate in all executive benefit plans now existing or hereinafter established by the Company, including, but not limited to, family medical and dental plans, group life and disability insurance plans, life insurance plan, pension, 401(k), profit sharing or bonus plans, and any other benefit plan or arrangement made available to executive officers of the Company.

(g) VACATION. The Executive shall be entitled to the same paid vacation benefits as the other executive officers of the Company, but in no case shall it be less than three weeks of paid

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     vacation during each year of the Employment Term, to be taken at such time or times as shall be mutually convenient and consistent with his duties and obligations to the Company.

5. EXPENSES. The Executive shall be reimbursed by the Company for all reasonable out of pocket expenses incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Board of Directors from time to time and upon receipt of appropriate documentation. Travel, lodging and meals while travelling on behalf of the Company, client entertainment and cellular phone expenses will be directly billed to, and paid by, the Company.

6.   TERMINATION.

(a) TERMINATION AT END OF TERM. The employment of the Executive hereunder shall terminate at the end of the Initial Employment Term or any Subsequent Employment Term if either party provides notice of termination at least 90 days prior to expiration of the Initial Employment Term or Subsequent Employment Term, or if earlier terminated by the Board of Directors of the Company pursuant to this Section 6.

(b) TERMINATION BY THE COMPANY WITH CAUSE. The Company shall have the right at any time to terminate the Executive's employment hereunder upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"): (i) the Executive has misappropriated or done material, intentional damage to the Company or its business or financial situation, (ii) the Executive has been convicted of a felony involving moral turpitude, (iii) any breach by the Executive of Section 2 of this Agreement which breach is not cured by the Executive within ten
     (10) business days after written notice thereof is delivered to the Executive by the Company or (iii) any material malfeasance, willful misconduct, active fraud or gross negligence (in each case as may be decided by a court of law) by the Executive in connection with his employment hereunder, which conduct is not corrected to the reasonable satisfaction of the Company within ten (10) business days after written notice thereof is delivered to the Executive by the Company.

(c) TERMINATION UPON DEATH OR DISABILITY. The Executive's employment hereunder shall automatically terminate upon the Executive's death or upon his inability to perform his duties hereunder by reason of any mental, physical or other disability for a period of at least three consecutive months, or any six months within any 18 month period, as determined by a qualified physician selected by the Company.

(d)  TERMINATION BY THE COMPANY WITHOUT CAUSE.
     The Company shall have the right to terminate the Executive's employment at any time with ten (10) business days written notice. In the event that the Company terminates the Employee without cause, the company will give the Executive the opportunity to resign prior to such involuntary termination.

(e) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive shall have the right to terminate his employment at any time for Good Reason upon written notice to the

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     Company. For purposes of this Agreement, "Good Reason" shall mean (a) the
     Executive's authority or duties are materially changed without the prior consent of the Executive, which change is not remedied within ten (10) business days after written notice thereof is delivered to the Company by the Executive, (b) any material breach of this Agreement by the Company, which breach is not remedied within ten (10) business days after written notice thereof is delivered to the Company by the Executive, or (c) the relocation of Executive's place of work more than 50 miles from the Hackensack, New Jersey area. For purposes of this Agreement, the Executive's authority or duties shall be deemed to be "materially changed" if, without the Executive's consent, there is any material diminution in the Executive's responsibilities or an adverse modification to the Executive's title, compensation, or reporting relationship.

(f) VOLUNTARY RESIGNATION. In addition to the right to terminate his employment for Good Reason under Section 6(e) above, the Executive may voluntarily terminate his employment at any time upon ten (10) business days notice, which resignation will result in the immediate loss of all benefits and responsibilities hereunder other than as afforded by statute.

7.   EFFECT OF TERMINATION OF EMPLOYMENT.

(a)  WITH CAUSE; RESIGNATION; DEATH OR DISABILITY.

     If the Executive's employment is terminated with Cause pursuant to Section 6(b), if the Executive's employment is terminated by the death or disability of the Executive pursuant to Section 6(c) or if the Executive elects to terminate his employment voluntarily under Section 6(f) (other than for Good Reason), the Executive's salary and other benefits specified in Section 4 shall cease at the time of such termination; provided, however, that the Executive shall be entitled to continue to participate in the Company's medical benefit plans to the extent required by law and shall be entitled to the reimbursement for expenses incurred by him through the date of termination pursuant to Section 5.

(b)  WITHOUT CAUSE BY THE COMPANY.

     If the Executive's employment is terminated either by the Company without Cause pursuant to Section 6(d) or by the Executive for Good Reason pursuant to Section 6(e), in each case, prior to the expiration of the Initial Employment Term or any Subsequent Employment Term, the Executive's salary and other benefits specified in Section 4 shall cease at the time of such termination, and the Executive shall be entitled to receive a severance amount (the "Severance Amount") equal to the amounts set forth in the following schedule:

Termination Date:                                                   Severance Amount:
-----------------                                                   -----------------
During the first 6 months of employment                               9 months of base salary
After 6 months from the initial date of employment                    6 months of base salary

  In addition, in any of such events or if the Company does not renew this Agreement beyond the Initial Employment Term or Subsequent Employment Term (i) the Executive shall also be entitled to receive any guaranteed bonus and any bonus accrued or earned by the

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    Executive through the date of termination based on achieving the performance goals set forth in Section 4(b) and the amount of any expenses incurred by the Executive through the date of termination pursuant to Section 5, (ii) all stock options then held by the Executive shall immediately vest and become exercisable, and (iii) the Executive shall continue to receive the insurance benefits specified in Section 4, at the Company's expense, covering the same period of time as any Severance Amount the Executive may receive as set forth above.

8.  NOTICE.

    Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses or such other address as to which notice is given in the manner provided herein: If to the Executive: Jonathan Fram, 20 West 10th Street, New York, NY 10011. If to the Company: Net2Phone, 171 Main Street, Hackensack, NJ 07601, Attn: Howard S. Balter.

9.  GENERAL

(a) GOVERNING LAW; SUBMISSION TO JURISDICTION. The terms of this Agreement shall be governed by and construed under the laws of the State of New York without regard to its principles of conflicts of laws. Accordingly, to the extent a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly herein. The parties hereto irrevocably agree that all claims relating to this Agreement shall be submitted exclusively to federal and state courts located in State of New York and irrevocably consent to the jurisdiction and venue of such courts and service of process by certified or registered mail, return receipt requested, directed to the parties at the addresses set forth herein or as otherwise provided by law.

(b) ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and they and may not be modified or amended in any way except in writing by the parties hereto.

(c) DURATION. Notwithstanding the term of employment hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.

NET2PHONE, INC.


By: /s/ Clifford M. Sobel
    ---------------------
Name: Clifford M. Sobel
Title: Chairman


EXECUTIVE

/s/ Jonathan Fram
-----------------
Jonathan Fram

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